                        DIRECTORS & EXECUTIVE OFFICERS OF
                      UNITED STATES AIRLEASE HOLDING, INC.

                                                              Nature of
Name and                 Principal              Number of     Beneficial
Business Address         Occupation             Units Owned   Ownership
- ----------------         ----------             -----------   ----------
James G. Duff            Chairman and Chief          100      Sole voting and
733 Front Street         Executive, USL Capital               dispositive power
San Francisco, CA        Corporation
94111

John R. Pettipher        President, Transportation   -0-
733 Front Street         and Industrial Financing,
San Francisco, CA        USL Capital Corporation
94111

David B. Gebler          Senior Vice President,      700      Sole voting and
733 Front Street         Transportation and                   shared dispositive
San Francisco, CA        Industrial Financing,                power
94111                    USL Capital Corporation;
                         President, Airlease
                         Management Services, Inc.

Henry Lerner             Senior Vice President,      -0-
733 Front Street         General Counsel,
San Francisco, CA        USL Capital Corporation
94111

Stanley E. Gutman        Senior Counsel,             -0-
733 Front Street         USL Capital
San Francisco, CA        Corporation
94111

Robert A. Keyes, Jr.     Vice President,             -0-

733 Front Street         Corporate Controller,
San Francisco, CA        USL Capital Corporation;
94111                    Chief Financial Officer,
                         Airlease Management
                         Services, Inc.

Lloyd K. Masukawa        Assistant                   -0-
733 Front Street         Secretary,
San Francisco, CA        USL Capital Corporation
94111


                                EXHIBIT 2